As filed with the Securities and Exchange Commission on May 14, 1999.
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------


                             PROTOSOURCE CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   -----------
             California                                    77-0190772
 ---------------------------------                      -------------------
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

                                   -----------

               2800 28th Street, Suite 170, Santa Monica, CA 90405
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                   1999 Executive Officers' Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)


                   Raymond J. Meyers, Chief Executive Officer
                           2800 28th Street, Suite 170
                             Santa Monica, CA 90405
                                 (310) 314-9801
                        ----------------------------------
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-6

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of             Amount to be      Proposed       Proposed     Amount of
Securities           Registered(1)      Maximum        Maximum   Registration
to be                                  Offering       Aggregate       Fee
Registered                             Price Per      Offering
                                      Security(2)     Price(2)
--------------------------------------------------------------------------------

Common Stock,       150,000 Shares      $7.375       $1,106,250      $327
no par value
================================================================================

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1999 Executive Officers' Stock Option Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 150,000 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on the Nasdaq SmallCap Market on May 6, 1999 of $ 7.375 per share.

                             PROTOSOURCE CORPORATION

                                     PART I

                   Cross Reference Sheet Required by Item 501

             Item in Form S-8                     Caption In Prospectus
             ----------------                     ---------------------

1.   General Plan Information..........   Cover Page;  Selling  Stockholders;
                                          Description  of the Plan;
                                          Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information.......................   Available Information

3.   Incorporation of Documents
     by Reference......................   Incorporation by Reference

4.   Description of Securities.........   Description of the Plan;
                                          Applicable Securities Laws
                                          Restrictions

5.   Interests of Named Experts
     and Counsel.......................   Legal Matters

6.   Indemnification of
     Directors and Officers............   SEC Position Regarding Indemnification

7.   Exemption from Registration
     Claimed...........................   Not Applicable

8.   Exhibits..........................   Not Applicable (See Part II, Item 8)

9.   Undertakings......................   Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1999 Executive Officers? Stock Option Plan by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                150,000 SHARES OF
                                  COMMON STOCK


                             PROTOSOURCE CORPORATION

                                 ---------------

                   1999 EXECUTIVE OFFICERS' STOCK OPTION PLAN

                                 ---------------

     We are offering on behalf of certain of our executive officers up to 150,000 shares of our no par value common stock purchasable by such executive officers pursuant to common stock options under our 1999 Executive Officers' Stock Option Plan. As of this date 36,667 options issued under the Plan are outstanding.

                                 ---------------

     This prospectus may be used by our non-affiliates as well as persons who are affiliates to resell the shares. We will not receive any part of the proceeds of such sales although we will receive the exercise price for the stock options.

                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

         No person is authorized to give any information or to make any representation regarding the securities we are offering and investors should not rely on any such information. The information provided in the prospectus is as of this date only.

                                ----------------

                  The date of this Prospectus is May 14, 1999.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith we file reports and other information with the Securities and Exchange Commission. Reports and other information which we file can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "PSCO." Reports, proxy and information statements may also be inspected at the Nasdaq SmallCap Market offices, 1735 K Street Northwest, Washington, D.C. 20006 and on the Commission's web site at www.sec.gov.

     We furnish annual reports to our shareholders which include audited financial statements. We may furnish such other reports as may be authorized, from time to time, by our Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this prospectus, either in whole or in part. We will provide without charge (1) to each person to whom a prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (2) documents and information required to be delivered to directors pursuant to Rule 428(b). Requests for any information shall be addressed to us at 2800 28th Street, Suite 170, Santa Monica, CA 90405, telephone (310) 314-9801.

                                TABLE OF CONTENTS
                                -----------------



INTRODUCTION.............................................................. 4

SELLING STOCKHOLDERS...................................................... 4

METHOD OF SALE............................................................ 5

SEC POSITION REGARDING INDEMNIFICATION.................................... 5

DESCRIPTION OF THE PLAN................................................... 5

APPLICABLE SECURITIES LAW RESTRICTIONS.................................... 7

TAX CONSEQUENCES.......................................................... 7

LEGAL MATTERS............................................................. 8

EXPERTS .................................................................. 8

                                  INTRODUCTION


     We provide Internet access, Web development, Web hosting and related services to individuals, public agencies and businesses on a national level. We operate our own Internet network facilities in Central California and offer Internet access nationwide through two "backbone" providers with which we have agreements. As of December 31, 1998, we had approximately 3,700 subscribers for whom we provided Internet access. We seek to acquire other small Internet providers in markets with populations less than 500,000. We believe that certain of these local Internet providers currently doing business in our target markets may not be able to effectively manage the financial and administrative burdens imposed by the continuing consumer demand for local Internet services, unless these providers are integrated into larger, more diversified Internet products and services companies. We have addressed these kinds of financial and administrative burdens by (1) expanding our operations nationwide, (2) developing diversified services similar to our larger competitors, such as special access packages for business and high speed access, and (3) investing in automated billing and administrative systems. We believe these resources will not only allow us to compete effectively with larger access firms entering our markets, but also will facilitate our efforts to attract small Internet providers. We may also acquire or enter into partnership or joint venture agreements with other small computer oriented companies.

     Our executive offices are located at 2800 28th Street, Suite 170, Santa Monica, California 90405, and our telephone number is (310) 314-9801.

                              SELLING STOCKHOLDERS

         This prospectus covers possible sales by executive officers of shares they acquire through exercise of stock options ("options") granted under the 1999 Executive Officers' Stock Option Plan ("Plan"). Raymond J. Meyers is currently the only individual who may be a selling stockholder. The table below indicates the number of shares of common stock currently owned by Mr. Meyers and the number of shares offered for sale. The number of shares offered for sale may be updated in supplements to this prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. Mr. Meyers address is in care of ProtoSource at 2800 28th Street, Suite 170, Santa Monica, California 90405.

                                                                   Number of
Name of Selling                      Shareholdings               Shares Offered
 Stockholder                     Number(1)        Percent(1)        For Sale
 -----------                     ---------        ----------        --------

Raymond J. Meyers(2)              36,667             2.0            36,667

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(1) Includes all stock options exercisable within 60 days from the date hereof, including stock options issued under the Plan.

(2) Under an employment agreement with us, Mr. Meyers was granted stock options exercisable at $3.75 per share, of which 36,667 options have vested and additional options will vest under the Plan based upon performance criteria. The prospectus covers all 150,000 options in the Plan.

                                 METHOD OF SALE

     Sales of the shares offered by this prospectus will be made on the Nasdaq SmallCap Market, where our common stock is listed for trading, in other markets where our common stock may be traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     Our Articles of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In May 1999, our Board of Directors approved the Plan for the benefit of our executive officers. We believe that the Plan provides an incentive to individuals to act as executive officers and to maintain a continued interest in our operations. All options were issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the Plan provide that we are authorized to grant options to purchase shares of common stock to our executive officers upon the majority consent of our Board of Directors. Any executive officer is eligible to receive options under the Plan. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the Nasdaq SmallCap Market on the date of the grant. The option price for nonqualified stock options must not be less than 85% of such fair market value. Options must be exercised within six years following the date of grant and the optionee must exercise options during service to us or within three months of termination of such service (12 months in the event of death on disability). [Ray to advise] The Board of Directors may extend the termination date of an option granted under the Plan.

     A total of 150,000 shares of our authorized but unissued common stock have been reserved for issuance pursuant to the Plan of which 36,667 options are currently outstanding, exercisable at $3.75 per share.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     The Plan is administered by the Board of Directors which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the prospectus. There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until May, 2009 but may be terminated or extended by our Board of Directors. Additional information concerning the Plan and its administrators may be obtained from us at the address and telephone number indicated under "Incorporation by Reference" above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. Our legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 150,000 shares may be issued under the Plan. We have authorized 10,000,000 shares of common stock, of which 1,772,188 shares were outstanding as of February 28, 1999. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders have the right to cumulate their votes for the election of directors.

     Our directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to us from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general we would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of our deduction. Our deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and our deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. We expect that optionees will be required to exercise their options within five years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed on for us by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.

                                     EXPERTS

     Our financial statements incorporated by reference to our Annual Report on Form 10-KSB covering the years ended December 31, 1997 and 1998, were audited by Angell & Deering, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's definitive Prospectus dated May 13, 1998, included in the Registrant's Registration Statement on Form SB-2, file no. 333-40743 under the Securities Act of 1933 (the "Act"), which includes the Registrant's audited financial statements for the years ended December 31, 1997 and 1996.

     (b) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     (c) The Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

     (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form SB-2 under the Act, file no. 333-40743, including any amendments or reports filed for the purpose of updating such description.

     (e) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that liability of directors to the Registrant for monetary damages is eliminated to the full extent provided by California law. Under California law, a director is not personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders ; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on the Registrant's capital stock or the unlawful purchases of its capital stock; or (iv) for any transaction from which the director derived any improper personal benefit.

     The effect of this provision in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including any breach resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of any securityholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care or any liability for violation of the federal securities laws.

     Insofar as indemnification for liabilities arising under the 1993 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

         4.01     1999 Executive Officers' Stock Option Plan.

         4.02 Form of Incentive Stock Option Agreement under the 1999 Executive Officers' Stock Option Plan

         4.03 Form of Non-Statutory Stock Option Agreement under the 1999 Executive Officers' Stock Option Plan

         5.01     Opinion of Gary A. Agron

         23.01 Consent of Angell & Deering, independent certified public accountants

Item 9.  Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on this 10th day of May, 1999

                                               PROTOSOURCE CORPORATION.


                                               By:  /s/ Raymond J. Meyers
                                                    ----------------------------
                                                    Raymond J. Meyers
                                                    Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                           Date
       ---------                      -----                           ----

 /s/ Raymond J. Meyers       President, Chief Executive Officer,   May 10, 1999
------------------------     Chief Financial Officer (Principal
Raymond J. Meyers            Accounting Officer) and Director

 /s/ Andrew Stathopoulos     Director                              May 10, 1999
------------------------
Andrew Stathopoulos

 /s/ William Conis           Director                              May 10, 1999
------------------------
William Conis

                                  EXHIBIT INDEX
                                  -------------

  Exhibit No.                 Exhibit                                 Page No.
  -----------                 -------                                 --------


     4.01        1999 Executive Officers' Stock Option Plan.

     4.02 Form of Incentive Stock Option Agreement under the 1999 Executive Officers' Stock
                 Option Plan

     4.03        Form of Non-Statutory Stock Option
                 Agreement under the 1999 Executive Officers'
                 Stock Option Plan

     5.01         Opinion of Gary A. Agron

    23.01 Consent of Angell & Deering, independent certified public accountants